Exhibit 10.15

201 Elizabeth Street
Sydney NSW 2000
Australia
DX 107 Sydney
Tel +61 2 9286 8000
Fax +61 2 9283 4144 www.dlaphillipsfox.com

22 January 2009 Consultancy Agreement
Unilife Medical Solutions Limited
Joblak Pty Ltd

DLA Phillips Fox is a member of
DLA Piper Group, an alliance of
independent legal practices. It is a
separate and distinct legal entity.

DLA Phillips Fox offices are located
in Adelaide Auckland Brisbane
Canberra Melbourne Perth Sydney
and Wellington.

Table of contents

Parties	1

Background	1

Operative provisions	1

1 Services	1
Services	1
Commencement date	1
Consultant’s nominated representative	1
Warranty	1
Acknowledgement by Representative	2

2 Duties of the Consultant	2
General duties	2
Information and instructions	2
Time devoted	2
Consultant to maintain necessary insurance	2
Non exclusivity	2
Non compete	3

3 Fee	3
Amount of Fee	3
Superannuation	3
Method of Payment	3
Goods and services tax	4
Consultant’s responsibility for taxes and other expenses	4
Payment not wages or salary	4

4 Expenses	4

5 Confidential information	5
Non-disclosure	5
Permissible disclosure	5
Property of Company	6
Surrender of documents	6
Protection of the Company’s Intellectual Property	6
Extent of loss	6
Consultant’s indemnity	7
Exclusion of liability	7
Survival	7

6 Termination of consultancy	7
Term	7
Termination by notice	7
Termination for cause	7
No compensation on termination	8

7 Consultant not employee of the Company	8
Representative engaged by Consultant	8
No employer-employee relationship	8
Holding out	9
Period of unavailability	9

8 Miscellaneous	9
Assignment	9
Costs	9
Entire agreement	9
Execution of separate documents	9
Further acts	9
Governing law and jurisdiction	10
No agency or partnership	10
No authority to act	10
Severability	10
Variation	10
Waiver	10
Confidentiality	10

9 Definitions and interpretation	11
Definitions	11
Interpretation	12

Execution and date	13

Schedule 1	15
Services to be provided:	15

Consultancy Agreement
Parties
Unilife Medical Solutions Limited ACN 008 071 403 of Level 5, 35 Clarence Street, Sydney New South Wales 2000 (Company)
Joblak Pty Ltd [residential address omitted] (Consultant)
Background
A.	The Company has a requirement for the provision of the Services.

B.	The Consultant is able to provide the Services.

C.	The Company wishes to engage the Consultant to provide the Services and the Consultant wishes to provide the Services on the terms set out in this Agreement.
Operative provisions
1	Services
Services
1.1	The Consultant must provide the Services to the Company on the terms set out in this Agreement in consideration for the Fee.
Commencement date
1.2	The provision of the Services by the Consultant is deemed to take effect from the Commencement Date.
Consultant’s nominated representative
1.3	The Consultant must nominate a suitable representative or representatives approved by the Company to provide the Services on behalf of the Consultant under this Agreement. It is the responsibility of the Consultant to ensure that the Representative provides the Services in accordance with the terms and conditions of this Agreement.
1.4	The Company approves the appointment of the Initial Representative for the purposes of this clause.
1.5	A Representative may only be replaced by the Consultant with another suitable representative with the prior written approval of the Company.
Warranty
1.6	The Consultant warrants to the Company that by entering into this Agreement and performing the Services the Consultant and the Representative will not be in breach of any contract or other obligation binding on the Consultant or the Representative.

Consultancy Agreement
Acknowledgement by Representative
1.7	If requested by the Company, the Consultant agrees to immediately procure the Representative to sign an acknowledgement in a form acceptable to the Company confirming that he is bound by the relevant clauses of this Agreement including clause 5 of this Agreement.

2	Duties of the Consultant
General duties
2.1	During the term of this Agreement, the Consultant must:
2.1.1	perform the Services with reasonable skill, care and due diligence and must use its best endeavours to protect and further the interests of the Company; and
2.1.2	procure that the Representative performs the Services on behalf of the Consultant with reasonable skill, care and due diligence and that he uses his best endeavours to protect and further the interests of the Company subject to clauses 2.8 and 2.9 below.
Information and instructions
2.2	The Consultant must give to the Company such information or reports regarding the affairs of the Company and the performance of the Services as the Company requires and must comply, and must procure the Representative to comply, with all proper and legal instructions of the Company.
Time devoted
2.3	The Consultant must serve the Company faithfully and well and the Consultant must procure that the Representative during the term of this Agreement devotes his time, knowledge and skill for a minimum of 120 hours per month as requested by the Company or as necessary for the provision of the Services.
2.4	The Consultant will not be in breach of this Agreement for providing less than 120 hours of service per month should the Company fail to request Services that require at least 120 hours per month. No unused hours may be carried over to future months.
Consultant to maintain necessary insurance
2.5	During the term of this Agreement, the Consultant must take out and maintain all workers compensation insurance in relation to the Representative.
2.6	The Consultant indemnifies the Company against any liability to pay compensation to the Representative in relation to the matters described in clause 2.5, including all associated costs.
Non exclusivity
2.7	Subject to the Consultant fulfilling its obligations under this Agreement and the Company having first right to the Consultant’s and Representative’s time to perform the Services, the Consultant and the Representative will provide the Services on a non-exclusive basis.

Consultancy Agreement
Non compete
2.8	During the term of this Agreement, the Consultant must not, and must procure that the Representative will not, accept any appointment to any office in relation to any body, whether corporate or not, or directly or indirectly be employed by, provide services to or be interested in any manner in any other business which is in any way competitive with the business of the Group or whose interests in any way conflict with the interests of the Group except in one of the following cases:
2.8.1	as holder or beneficial owner (for investment purposes only) of any class of securities in a company whose securities are listed on a Stock Exchange, where the Consultant or the Representative neither holds nor is beneficially interested in more than 3% of that class and provided that the Consultant and Representative have disclosed any such holdings to the Company; or
2.8.2	with the consent in writing of the Company, which may be given subject to any terms or conditions that the Company requires, which will not be unreasonably withheld.
3	Fee
Amount of Fee
3.1	During the term of this Agreement, the Company must pay to the Consultant a fee of $20,000 per calendar month (Fee) in advance on the first day of each calendar month. No further amount is payable by the Company to the Consultant under or in connection with this Agreement other than as set out in clause 4 of this Agreement or as otherwise agreed in writing between the Company and the Consultant.
3.2	Unless otherwise agreed in writing between the Company and the Consultant, the Consultant is not entitled to payment of the Fee for a period during which it will be unable for any reason to perform all or part of the Services or obligations under this Agreement but not where the Consultant is unable to perform all or part of the Services or obligations under this Agreement due to an act or omission of the Company, including but not limited to any act or omission that would amount to a breach of any term of this Agreement.
Superannuation
3.3	The Fee is inclusive of any superannuation that the Company is required to contribute to a complying superannuation fund in order to avoid any charge under the Superannuation Guarantee (Charge) Act 1992 (Cth).
Method of Payment
3.4	The Consultant must submit monthly invoices showing sufficient particulars of the Services that have been performed by the Representative. If requested to do so by the Company, the Consultant must also supply summary information in support of the value of any invoice.

Consultancy Agreement
Goods and services tax
3.5	The fees payable by the Company to the Consultant are exclusive of any GST that may be imposed on the Services. If any GST is paid or payable by the Consultant in respect of the Services then the fees payable by the Company under this Agreement to the Consultant for those Services will be increased by an amount equal to the GST payable by the Consultant on the fees so increased.
3.6	The Consultant will issue the Company with a tax invoice in respect of the Services in relation to which GST is payable within 14 days of receipt of a written request for such a tax invoice.
Consultant’s responsibility for taxes and other expenses
3.7	Except as expressly stated in this Agreement, the Company is not responsible for the payment of any monies in connection with the engagement of the Consultant under this Agreement or the conduct of the business of the Consultant including Taxes, penalties, superannuation contributions and any other statutory income deductions and the Consultant indemnifies the Company against all such payments.
3.8	The Consultant authorises the Company to make such deductions for Tax from any payment to the Consultant under this Agreement in accordance with any requirements of Australian law.
Payment not wages or salary
3.9	Payments made by the Company to the Consultant are not wages or salary, subject to applicable law.
3.10	Neither the Consultant nor the Representative is entitled to payment from the Company of any annual leave, personal/carer’s leave (including sick leave), severance pay, pay in lieu of notice, long service leave or any other entitlement which an employee has in respect of his or her employment.
3.11	The Consultant will be responsible for the payment of any wages and any other contributions required by law to be paid in relation to the Representative and will make all appropriate deductions from the Representative’s pay in respect of income tax and other deductions required by law and the Consultant indemnifies the Company in respect thereof.
3.12	The Consultant accepts full and exclusive responsibility for providing superannuation, personal/carer’s leave (including sickness) and all other leave benefits and workers compensation cover in respect of any of the Consultant’s employees including the Representative.
4	Expenses
4.1	In addition to the Fee, the Company will reimburse the Consultant (on production of receipts or such other evidence as the Company may require) for the amount of all travelling and other expenses properly and reasonably incurred by the Consultant or the Representative during the term of this Agreement in the provision of the Services and which have been pre-approved in writing by the Company. For the avoidance of doubt, all international air travel will be business class unless otherwise agreed between the Company and the Consultant.

Consultancy Agreement
5	Confidential information
Non-disclosure
5.1	The Consultant must, and must ensure that the Representative will, keep confidential all Confidential Information and must not, without the prior written consent of the Company (except as required by law), disclose any of the Confidential Information to any person or use the Confidential Information for any purpose other than the performance of the Services.

5.2	The Consultant acknowledges, and must procure that the Representative acknowledges, that:
5.2.1	each and every part of the Confidential Information is confidential to the Company;
5.2.2	all disclosures by the Consultant or the Representative by or on behalf of the Company of any of the Confidential Information following the execution of this Agreement are and will be confidential disclosures; and
5.2.3	damages may be an inadequate compensation for breach of this Agreement and, subject to the Courts’ discretion, the Company may restrain, by an injunction or other remedy, any conduct or threatened conduct which is or will be a breach of this Agreement.
Permissible disclosure
5.3	Notwithstanding clause 5.1, the Consultant may disclose Confidential Information in any of the following circumstances:
5.3.1	the disclosure is required by law. If the Consultant decides that the disclosure is required by law, it must immediately notify the Company of the requirement for the information to be disclosed. If the Company objects to the disclosure on the basis that it is not required by law, the Consultant must not disclose the information or property;
5.3.2	the disclosure is to an officer or employee of the Consultant, but only to the extent that he or she needs to know the Confidential Information. The disclosure must only be made on the express condition that the officer or employee is subject to the same obligation of confidentiality as the Consultant;
5.3.3	the disclosure is reasonably made to a legal adviser of the Consultant. The disclosure must only be made on the express condition that the legal adviser is subject to the same obligation of confidentiality as the Consultant;

Consultancy Agreement
5.3.4	the Confidential Information is already in the public domain, unless it came into the public domain as a result of a breach of confidentiality; or
5.3.5	the Company consents in writing to the disclosure. The Company’s consent may be subject to the condition that the person to whom the disclosure is made enters into a separate confidentiality agreement with the Company.
Property of Company
5.4	Any document including notes, memoranda, correspondence, computer disks or copies thereof created by the Consultant or the Representative in providing the Services will be and will remain the property of the Company and the Company will be the absolute beneficial owner of the copyright in any such document.
5.5	All intellectual property rights in any Materials created in connection with the performance of the Services vest solely and exclusively in the Company. The Consultant must assign and must procure that the Representative assigns to the Company all such intellectual property rights.
5.6	The Consultant must, at the Company’s expense, take any actions necessary to give full effect to this clause 5 as reasonably required by the Company.
Surrender of documents
5.7	The Consultant must, and must procure the Representative to, surrender, at the Company’s expense, to the Company the Materials and all original and copy documents in the possession, custody or control of the Consultant or Representative belonging to any member of the Group or relating to the business or affairs of any member of the Group or containing any Confidential Information, together with any other property belonging to any member of the Group, in either of the following circumstances:
5.7.1	at any time during the continuance of this Agreement, if so required by the Company; or

5.7.2	in the event of the termination of this Agreement.
Protection of the Company’s Intellectual Property
5.8	At the Company’s expense, the Consultant must do anything the Company reasonably requests it to do to assist the Company to protect its Intellectual Property. In particular, the Consultant must assist the Company to protect the Company’s ownership of anything that is dealt with in clause 5.4. The Consultant must cause and procure the Representative to do the same.
Extent of loss
5.9	The Consultant understands and agrees that any breach of its obligations under this clause 5 will cause the Company irreparable injury and that monetary damages will not be an adequate remedy for any such breach.

Consultancy Agreement
5.10	In the event of any breach or threatened breach by the Consultant or the Representative, the Company will be entitled to injunctive relief in any court of competent jurisdiction restraining the Consultant from such breach.
Consultant’s indemnity
5.11	Subject to clause 5.13, the Consultant indemnifies the Company against any Claim, loss or expense of whatsoever nature arising directly or indirectly out of any breach of its obligations under this clause 5 by the Consultant or Representative.
Exclusion of liability
5.12	The Consultant is not liable for any Claims or against any loss or expense directly or indirectly caused by an act or omission of the Company.
Survival
5.13	The obligations of the Consultant and the Representative under this clause 5 survive the termination of this Agreement.
6	Termination of consultancy
Term
6.1	Subject to clauses 6.2 and 6.3, this Agreement is for an initial period of seven months (Initial Period) commencing on and from the Commencement Date and will be automatically extended for successive six month periods thereafter.
Termination by notice
6.2	Either the Company or the Consultant may terminate this Agreement:
6.2.1	with effect from the end of the Initial Period by giving notice in writing to the other party no later than 60 days prior to the end of the Initial Period; or
6.2.2	during any renewal period at any time after the expiration of the Initial Period by giving 60 days notice in writing to the other party. at any time after the expiration of the Initial Period.
The Company will be liable to pay the monthly Fee (or part thereof, where applicable) during the relevant notice period.
Termination for cause
6.3	The Company may by written notice to the Consultant terminate this Agreement with immediate effect at any time if any of the following occur:
6.3.1	The Consultant or the Representative fails or neglects efficiently and diligently to discharge its duties or is guilty of any breach of its obligations under this Agreement.

Consultancy Agreement
6.3.2	The Consultant or the Representative is guilty of serious misconduct or any other conduct which affects or is likely to adversely affect the interests of the Company.
6.3.3	The Representative becomes bankrupt or makes any agreement, arrangement or composition with his creditors.
6.3.4	The Consultant becomes unable to pay its debts as and when they fall due or becomes an externally administered body corporate within the meaning of the Corporations Act.
6.3.5	The Consultant is unable to provide the Services or utilise the Representative in providing the Services for more than two weeks in any six month period (unless otherwise approved by the Company pursuant to clause 7.5 of this Agreement).

6.3.6	The death of the Representative.
6.4	Subject to clause 6.5, any such termination will not affect any accrued rights of the parties.
No compensation on termination
6.5	The Consultant is not entitled to any compensation or payment, including any payment in relation to the remaining period of this Agreement, if this Agreement is terminated under clause 6.3.
7	Consultant not employee of the Company
Representative engaged by Consultant
7.1	During the term of this Agreement, the Representative must at all times be engaged by the Consultant.
No employer-employee relationship
7.2	Nothing contained in this Agreement will be construed or have effect as constituting any relationship of employer and employee between the Company and the Consultant or the Representative.

7.3	The Company acknowledges that:
7.3.1	the Initial Representative is currently the company secretary of the Company and as part of the Services the Consultant will make the Initial Representative available to act as the company secretary of the Company; and
7.3.2	the Initial Representative is a director of the Company, however, the Initial Representative’s position as a director of the Company is not part of the Services nor is it in any way the subject of this Agreement and he will be separately engaged and remunerated by the Company for acting in that position.

Consultancy Agreement
Holding out
7.4	The Consultant and the Representative must not hold themselves out as being entitled to contract, make any representation or accept payment in the name of or on behalf of the Company, except in circumstances where the Initial Representative is acting in his capacity as a director or secretary of the Company.
Period of unavailability
7.5	The Consultant must give the Company at least seven days notice if it or the Representative will be unavailable to carry out the Services. The notice must specify the period during which the Consultant or the Representative will be unavailable. Unless otherwise approved by the Company, the maximum aggregate period of unavailability is two weeks for every six months during the term of this Agreement. Approval will not be unreasonably withheld and for the avoidance of doubt it is acknowledged that the Consultant is only obliged to provide a minimum of 120 hours per month thereby leaving at least a further 40 hours per month to perform other services unrelated to this Agreement.
8	Miscellaneous
Assignment
8.1	Except as expressly permitted by this Agreement, a party must not assign any of its rights under this Agreement without the prior written consent of the other party. That consent may be given or withheld at a party’s absolute discretion.
Costs
8.2	Except as otherwise agreed by the parties in writing, each party must pay its own costs in relation to preparing, negotiating and executing this Agreement and any document related to this Agreement.
Entire agreement
8.3	This Agreement contains everything the parties have agreed on in relation to the matters it deals with. Neither party can rely on an earlier document, or anything said or done by the other party, or by a director, officer, agent or employee of that party, before this Agreement was executed, save as permitted by law.
Execution of separate documents
8.4	This Agreement is properly executed if each party executes either this Agreement or an identical document. In the latter case, this Agreement takes effect when the separately executed documents are exchanged between the parties.
Further acts
8.5	The parties will promptly do and perform all acts and things and execute all documents as may from time to time be required, and at all times will act in good faith, for the purposes of or to give effect to this Agreement.

Consultancy Agreement
Governing law and jurisdiction
8.6	This Agreement is governed by the law of New South Wales, Australia. The parties submit to the non-exclusive jurisdiction of its courts. The parties will not object to the exercise of jurisdiction by those courts on any basis.
No agency or partnership
8.7	Neither party is an agent, representative or partner of the other party by virtue of this Agreement.
No authority to act
8.8	Neither party has any power or authority to act for or to assume any obligation or responsibility on behalf of the other party, to bind the other party to any agreement, negotiate or enter into any binding relationship for or on behalf of the other party or pledge the credit of the other party except as specifically provided in this Agreement or by express agreement between the parties.
Severability
8.9	If a clause or part of a clause of this Agreement can be read in a way that makes it illegal, unenforceable or invalid, but can also be read in a way that makes it legal, enforceable and valid, it must be read in the latter way. If any clause or part of a clause is illegal, unenforceable or invalid, that clause or part is to be treated as removed from this Agreement, but the rest of this Agreement is not affected.
Variation
8.10	No variation of this Agreement will be of any force or effect unless it is in writing and signed by the parties to this Agreement.
Waiver
8.11	The fact that a party fails to do, or delays in doing, something the party is entitled to do under this Agreement, does not amount to a waiver of any obligation of, or breach of obligation by, the other party. A waiver by a party is only effective if it is in writing. A written waiver by a party is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.
Confidentiality
8.12	Subject to clause 8.13, each party to this Agreement agrees that they will not disclose the terms of this Agreement to any person other than their legal or financial advisers and then only on the condition that they are required to keep the terms of this Agreement confidential, or as may be required by law.
8.13 The Consultant agrees that the Company is entitled to:
8.13.1	lodge an announcement setting out the terms of this Agreement with the ASX at any time and in such form as the Company determines; and
8.13.2	disclose the terms of this Agreement in any documents of the Company that it is required to disclose the information in and the Company will be entitled to disclose the terms of this Agreement in such documents and in such form as the Company determines.

Consultancy Agreement
9	Definitions and interpretation
Definitions
9.1	In this Agreement, unless the context otherwise requires, the following definitions apply:
ASIC means the Australian Securities and Investments Commission.
ASX means ASX Limited (ACN 008 624 691) or the securities market it operates as the context requires.
Claims means all claims, proceedings, demands, suits, causes of action, damages, debts, costs, liability, verdicts and judgments whatsoever whether at law or in equity or under any statute.
Commencement Date means 1 February 2009.
Confidential Information means the Materials and any information of a private, confidential or secret nature concerning the business, projects or affairs of any company in the Group or of any person having dealings with any company in the Group and which comes to the Consultant’s or the Representative’s knowledge during the course of or in connection with the provision of the Services.
Consultant means Joblak Pty Ltd ACN 068 536 416.
Corporations Act means the Corporations Act 2001 (Cth).
Fee has the meaning given to that term in clause 3.1.
GST means a goods and services tax or a similar value added tax imposed by a public authority in Australia.
Intellectual Property means every form of intellectual property, whether created before or after the commencement of this Agreement, including inventions, know-how, patents, patent applications, registered trade marks, unregistered trade marks, designs, copyright, confidential information, trade secrets and trade, business or company names.
Initial Representative means Jeff Carter.
Listing Rules means the official listing rules of ASX as amended from time to time.

Consultancy Agreement
Materials includes documents, technical information, plans, charts, drawings, calculations, tables, schedules, software in source or object code form, inventions, designs and other data in any form or media and all copies, records or summaries of the whole or part thereof.
Representative means a person nominated in accordance with clause 1.3 of this Agreement.
Services means those services specified in schedule 1 to this Agreement.
Stock Exchange has the meaning given to that term in the Corporations Act 2001.
Tax means each of the following:
(a)	all forms of taxation, duties, imposts, fees, levies, deductions or withholdings, whether of Australia or elsewhere, including income tax, fringe benefits tax, withholding tax, capital gains tax, pay as you go, GST, customs and other import or export duties, excise duties, sales tax, stamp duty or other similar contributions; and

(b)	any interest, penalty, surcharge or fine in connection with it.
Interpretation
9.2	In this Agreement, unless the context otherwise requires:
9.2.1	A reference to this Agreement means the agreement recorded by this document.
9.2.2	A reference to any law or legislation or legislative provision includes any statutory modification, amendment or re-enactment, and any subordinate legislation or regulations issued under that legislation or legislative provision, in either case whether before, on or after the date of this Agreement.
9.2.3	A reference to any agreement or document is to that agreement or document as amended, novated, supplemented or replaced from time to time.
9.2.4	A reference to a clause, part or schedule is a reference to a clause, part or schedule of or to this Agreement.
9.2.5	Where a word or phrase is given a defined meaning another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.
9.2.6	A word which denotes the singular denotes the plural, a word which denotes the plural denotes the singular, and a reference to any gender denotes the other genders.
9.2.7	Any agreement, covenant, representation, warranty, undertaking or liability arising under this Agreement on the part of two or more persons is to be taken to be made or given by such persons jointly and severally.

Consultancy Agreement
9.2.8	A reference to dollars or $ means Australian dollars.

9.2.9	The schedules form part of this Agreement.
9.2.10	References to the word ‘include’ or ‘including’ are to be construed without limitation.
9.2.11	A reference to a time of day means that time of day in the place whose laws govern the construction of this Agreement.
9.2.12	A reference to a business day means a day other than a Saturday or Sunday on which banks are open for business generally in the place whose laws govern the construction of this Agreement.
9.2.13	Where a period of time is specified and dates from a given day or the day of an act or event it must be calculated exclusive of that day.
9.2.14	A term of this Agreement which has the effect of requiring anything to be done on or by a date which is not a business day must be interpreted as if it required it to be done on or by the next business day.
Execution and date
Date:

Executed by Unilife Medical Solutions Limited (ACN 008 071 403) acting by the following persons or, if the seal is affixed, witnessed by the following persons:

/s/ Jim Bosnjak	/s/ Alan Shortall
Signature of director	Signature of director
Name of director: Jim Bosnjak	Name of director: Alan Shortall

Consultancy Agreement

Executed by Joblak Pty Ltd (ACN 068 536 416) acting by the following persons or, if the seal affixed, witnessed by the following persons:

Signature of director	Signature of director/company secretary

Name of director (print)	Name of director/company secretary (print)

Consultancy Agreement
Schedule 1
Services to be provided:
1.	The Consultant will review and edit all documents provided to it by the Company including press releases, annual, half year and quarterly financial reports and any other agreements or documents that the Company requests the Consultant to review.
2.	The Consultant will arrange and supervise the preparation of the Company’s annual, half year and quarterly financial reports to ensure that each of those reports complies with the requirements for such reports set out in the Corporations Act and the Listing Rules.
3.	The Consultant will provide a full corporate secretarial function to the Company including attending to the preparation and lodgement of all necessary documents with the ASX, ASIC and the Company’s share registry to ensure, amongst other things, compliance with the Corporations Act and the Listing Rules. The Consultant will also make the Representative available to act as company secretary of the Company if the Board of the Company wishes to appoint the Representative as company secretary.
4.	At the request of the Company, the Consultant will review, offer recommendations in relation to and be involved in strategic planning regarding the business activities of the Company.
5.	At the request of the Company, the Consultant will review and provide advice, in consultation with the Company’s legal, financial and other advisers, on:
(a)	corporate restructuring and its potential impact on Australian shareholders of the Company;

(b)	the Company’s obligations under the Listing Rules; and

(c)	fiscal reporting of the Company,
to the extent that the Consultant has the experience or requisite skills to provide such advice.
6.	The Consultant will provide advice to the Chief Executive Officer and other members of the Board of the Company on such matters as the Company requests, from time to time, to the extent that the Consultant has the necessary experience or requisite skills to do so.
7.	Provide such other advice and assistance as is reasonably incidental or related to the abovementioned services and advice.